LAW OFFICES
BALLARD SPAHR ANDREWS & INGERSOLL, LLP
1225 17TH STREET, SUITE 2300
DENVER, COLORADO 80202-5596
303-292-2400
FAX: 303-296-3956
WWW.BALLARDSPAHR.COM

PHILADELPHIA, PA
BALTIMORE, MD
BETHESDA, MD
LAS VEGAS, NV
PHOENIX, AZ
SALT LAKE CITY, UT
VOORHEES, NJ
WASHINGTON, DC
WILMINGTON, DE

April 24, 2007

Rosewind Corporation
16200 WCR 18 E
Loveland, CO 80537

Re: Registration Statement on Form SB-2 (File No. 333-139933)

Gentlemen:

We have acted as counsel to Rosewind Corporation, a Colorado corporation (the "Company"), in connection with rendering this opinion to be filed as an exhibit to a Registration Statement on Form SB-2 (the "Registration Statement") by the Company with the Securities and Exchange Commission to register under the Securities Act of 1933, as amended, 500,000 shares of no par value common stock of the Company (the "Common Shares") for sale to the public pursuant to the Registration Statement. In that connection, we have examined executed originals or copies, certified or otherwise identified to our satisfaction of such documents, corporate records and instruments as we have deemed necessary for the purposes of the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon the foregoing, we are of the opinion that the Common Shares being offered pursuant to the Registration Statement when sold and issued pursuant to the terms and conditions set forth in the Registration Statement will be validly issued, fully paid and non-assessable.

This opinion is limited to the matters expressly stated herein. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States and the laws of the State of Colorado. We do not undertake to advise you of any changes in the opinion expressed herein resulting from changes law, changes in facts or any other matters that might occur or be brought to our attention after the date hereof. It is understood that this opinion may be used in connection with offers and sales of the Common Shares made during the time when the Registration Statement is in effect.

We hereby consent to the use of this opinion as and exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus included therein.

Very truly yours,

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Ballard Spahr Andrews & Ingersoll, LLP